S&W Seed Company

Pro Forma Consolidated Financial Statements

(Unaudited)

The following unaudited pro forma consolidated financial statements of S&W Seed Company, or the Company, are presented to illustrate the effect to the Company's historical financial position and operating results as of the closing of the transaction to transfer all of the outstanding shares of S&W Australia, among other certain things to facilitate the satisfaction of certain conditions to the effectiveness of the Deed of Company Arrangement, to Avior Asset Management No. 3 Pty Ltd. (as detailed in Note 1— Basis of Presentation), which occurred on November 22, 2024.

The transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma consolidated financial statements in accordance with Article 11 of Regulation S-X.

The accompanying unaudited pro forma consolidated balance sheets as of September 30, 2024 have been prepared to give effect to the disposition as if it had occurred on September 30, 2024. The unaudited pro forma consolidated statements of operations for the year ended June 30, 2024 and for the three months ended September 30, 2024 have been prepared to give effect to the disposition as if it had occurred on July 1, 2023.

The unaudited pro forma consolidated balance sheets and statements of operations included herein are for informational purposes only and are not necessarily indicative of the results that might have occurred had the disposition taken place on the respective dates assumed. Actual results may differ significantly from those reflected in the unaudited consolidated pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results. The pro forma adjustments in the unaudited pro forma consolidated balance sheets and the statements of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to the Company at the time these unaudited pro forma consolidated financial statements were prepared. The Company believes its current estimates provide a reasonable basis of presenting the significant effects of the transaction. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma consolidated financial statements only include adjustments related to the voluntary administration and the transaction to transfer all of the outstanding shares of S&W Australia to Avior Asset Management No. 3 Pty Ltd., among other certain things to facilitate the satisfaction of this transfer.

This pro forma consolidated information is based on the historical consolidated financial statements of the Company and should be read in conjunction with the unaudited consolidated financial statements and accompanying footnotes included in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2024, filed with the Securities and Exchange Commission on November 26, 2024, and the consolidated financial statements and accompanying footnotes in its Annual Report on Form 10-K for the year ended June 30, 2024, filed with the Securities Exchange Commission on November 1, 2024.

S&W Seed Company

Pro Forma Consolidated Balance Sheets

As of September 30, 2024

(Unaudited)

	As Reported (a)	Pro forma Adjustments	Footnotes	Pro forma Statements
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$480,359	$(238,480)	(b)	$241,879
Accounts receivable, net	16,588,371	—		16,588,371
Receivable from unconsolidated subsidiary	367,349	(367,349)	(c)	—
Inventories, net	26,549,387	(6,029,063)	(d)	20,520,324
Prepaid expenses and other current assets	2,616,306	—		2,616,306
TOTAL CURRENT ASSETS	46,601,772	(6,634,892)		39,966,880
Property, plant and equipment, net	5,980,625	—		5,980,625
Intellectual property, net	19,919,389	(10,192,810)	(e)	9,726,579
Other Intangibles, net	3,099,003	(455,688)	(e)	2,643,315
Right of use asset - operating leases	890,086	—		890,086
Equity method investments	18,847,331	—		18,847,331
Other assets	1,272,948	—		1,272,948
TOTAL ASSETS	$96,611,154	$(17,283,390)		$79,327,764
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$9,396,043	$—		$9,396,043
Payable to unconsolidated subsidiary	16,214,514	(16,214,514)	(c)	—
Bank guarantee	5,000,000	(5,000,000)	(f)	—
Deferred revenue	2,056,703	—		2,056,703
Accrued expenses and other current liabilities	5,814,941	—		5,814,941
Current portion of working capital lines of credit, net	16,114,500	—		16,114,500
Current portion of long-term debt, net	284,239	—		284,239
TOTAL CURRENT LIABILITIES	54,880,940	(21,214,514)		33,666,426
Long-term debt, net, less current portion	4,652,369	—		4,652,369
Other non-current liabilities	659,996	—		659,996
TOTAL LIABILITIES	60,193,305	(21,214,514)		38,978,791
MEZZANINE EQUITY
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 issued and outstanding at September 30, 2024 and June 30, 2024	5,896,657	—		5,896,657
TOTAL MEZZANINE EQUITY	5,896,657	—		5,896,657
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 2,284,096 issued and 2,282,780 outstanding at September 30, 2024; 2,282,574 issued and 2,281,258 outstanding at June 30, 2024	43,398	—		43,398
Treasury stock, at cost, 1,316 shares at September 30, 2024 and June 30, 2024	(134,196)	—		(134,196)
Additional paid-in capital	169,048,535	—		169,048,535
Accumulated deficit	(138,448,097)	3,931,124	(g)	(134,516,973)
Accumulated other comprehensive loss	(30,156)	—		(30,156)
Noncontrolling interests	41,708	—		41,708
TOTAL STOCKHOLDERS' EQUITY	30,521,192	3,931,124		34,452,316
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$96,611,154	$(17,283,390)		$79,327,764

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

S&W Seed Company

Pro Forma Consolidated Statements of Operations

For the Year Ended June 30, 2024

(Unaudited)

	For the year ended June 30, 2024
		Pro Forma Adjustments
	As Reported	S&W Australia (h)	Other	Footnotes	Pro forma Statements
Revenue	$60,441,646	$(22,391,688)	$—		$38,049,958
Cost of revenue (excluding depreciation and amortization)	44,631,897	(17,300,506)	—		27,331,391
Gross profit	15,809,749	(5,091,182)	—		10,718,567
Operating expenses					—
Selling, general and administrative expenses	21,725,874	(6,572,147)	—		15,153,727
Research and development expenses	4,062,419	(1,088,452)	—		2,973,967
Depreciation and amortization	4,288,449	(1,033,006)	(1,170,284)	(i)	2,085,159
(Gain) loss on disposal of property, plant and equipment	(109,746)	39,464	—		(70,282)
Impairment charges	3,531,010	(3,531,010)	—		—
Total operating expenses	33,498,006	(12,185,151)	(1,170,284)		20,142,571
Loss from operations	(17,688,257)	7,093,969	1,170,284		(9,424,004)
Other (income) expense
Foreign currency loss	1,213,732	(1,162,603)	—		51,129
Loss on sale of equity investment	534,189	(534,189)	—		—
Interest expense - amortization of debt discount	1,883,573	(394,523)	—		1,489,050
Interest expense, net	5,520,991	(2,497,352)	—		3,023,639
Other (income) expenses	(139,067)	(8,477)	—		(147,544)
Loss before income taxes	(26,701,675)	11,691,113	1,170,284		(13,840,278)
Provision for (benefit from) income taxes	496,290	(488,063)	—	(j)	8,227
Loss before equity in net earnings of affiliates	(27,197,965)	12,179,176	1,170,284		(13,848,505)
Equity in loss of equity method investees, net of tax	2,858,424	(245,147)	—		2,613,277
Net loss	(30,056,389)	12,424,323	1,170,284		(16,461,782)
Loss attributable to noncontrolling interests	(25,412)	—	—		(25,412)
Net loss attributable to S&W Seed Company	$(30,030,977)	$12,424,323	$1,170,284		$(16,436,370)

Calculation of net loss per share:
Net loss attributable to S&W Seed Company per common share, basic and diluted	$(13.21)				$(7.23)
Weighted average number of common shares outstanding, basic and diluted	2,273,112				2,273,112

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

S&W Seed Company

Pro Forma Consolidated Statements of Operations

For the Three Months Ended September 30, 2024

(Unaudited)

	For the three months ended September 30, 2024
	As Reported (k)	Pro forma Adjustments	Footnotes	Pro forma Statements
Revenue	$8,309,476	$—		$8,309,476
Cost of revenue (excluding depreciation and amortization)	6,973,108	—		6,973,108
Gross profit	1,336,368	—		1,336,368
Operating expenses
Selling, general and administrative expenses	4,002,211	—		4,002,211
Research and development expenses	741,820	—		741,820
Depreciation and amortization	814,453	(292,571)	(i)	521,882
Loss on disposal of property, plant and equipment	11,462	—		11,462
Total operating expenses	5,569,946	(292,571)		5,277,375
Loss from operations	(4,233,578)	292,571		(3,941,007)
Other (income) expense
Foreign currency loss	7,926	—		7,926
Loss on sale of equity investment	—	—		—
Interest expense - amortization of debt discount	361,138	—		361,138
Interest expense, net	761,879	—		761,879
Other (income) expenses	22,686	—		22,686
Loss before income taxes	(5,387,207)	292,571		(5,094,636)
Provision for income taxes	1,142	—	(j)	1,142
Loss before equity in net earnings of affiliates	(5,388,349)	292,571		(5,095,778)
Equity in loss of equity method investees, net of tax	846,878	—		846,878
Net loss from continuing operations	$(6,235,227)	$292,571		$(5,942,656)

Calculation of net loss per share:
Net loss from continuing operations per common share, basic and diluted	$(2.73)			$(2.60)
Weighted average number of common shares outstanding, basic and diluted	2,282,780			2,282,780

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

S&W Seed Company

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

Note 1 - Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements of S&W Seed Company, or the Company, were derived from the Company’s historical consolidated financial statements. The unaudited pro forma consolidated balance sheets as of September 30, 2024 were adjusted to reflect the completion of the transaction to transfer all outstanding shares of S&W Seed Company Australia Pty Ltd, or S&W Australia., as well as certain tangible and intangible assets, in exchange for the release from National Australia Bank Limited, or NAB, of its guarantee and the release from S&W Australia of all intercompany liabilities and obligations, as if the transaction had occurred on September 30, 2024. The unaudited pro forma consolidated statements of operations for the year ended June 30, 2024 and the three months ended September 30, 2024 were adjusted as if the transaction had occurred on July 1, 2023.

All figures are in United States dollars.

The unaudited pro forma consolidated financial statements are furnished for informational purposes only and do not purport to reflect the Company’s financial position and results of operations had the dispositions occurred on the dates as indicated above. Further, these financial statements are not necessarily indicative of the Company’s future financial position and future results of operations and should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended June 30, 2024 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Note 2 - Pro Forma Adjustments

The unaudited pro forma adjustments are based on preliminary estimates, available information and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma consolidated financial information:

“Historical” represents the historical unaudited consolidated (i) balance sheets of S&W Seed Company as of September 30, 2024 and (ii) statements of operations of S&W Seed Company for the year ended June 30, 2024 and the three months ended September 30, 2024. For the three months ended September 30, 2024, the unaudited consolidated statements of operations is only presented through the net loss from continuing operations, as the net loss from discontinued operations should be excluded.

Balance Sheets:

(a) The consolidated balance sheets as of September 30, 2024 already exclude S&W Australia due to the deconsolidation of this subsidiary at quarter-end.

(b) Reduction is due to repayment of insurance proceeds received on behalf of S&W Australia, offset by chiller fee payment S&W Australia was required to settle with the Company.

(c) Release from all intercompany obligations owed to S&W Australia, with the intercompany receivables netted against the intercompany payables.

(d) Estimated net book value of alfalfa and white clover inventory transferred to S&W Australia.

(e) Removal of certain alfalfa and white clover intellectual property transferred to S&W Australia, with the value being a preliminary estimate.

(f) Release from NAB of AUD $15.0 million guarantee, which was reported at its fair value of $5.0 million as of September 30, 2024.

(g) Estimated net gain from S&W Australia ownership transfer transaction discussed in Note 1 - Basis of Presentation.

Statements of Operations:

(h) Adjustments to remove S&W Australia activity, factoring in intercompany activity, for the period.

(i) Reduction in amortization expense due to transfer of certain intellectual property related to alfalfa and white clover intellectual property to S&W Australia.

(j) Tax effect not shown due to the Company's significant valuation allowance in the United States.

(k) Discontinued operations, which relates to S&W Australia activity and loss from deconsolidation, is excluded.